Invesco Large Cap Basic Value Fund                               SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2010
File number :      811-1424
Series No.:        14

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                             $ 284
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class R                             $   5
        Class Y                             $  15
        Investor Class                      $  82
        Institutional Class                 $ 587


73A.    Payments per share outstanding during the entire current period:
        form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0460
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class R                          0.0274
        Class Y                          0.0643
        Investor Class                   0.0460
        Institutional Class              0.0825


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           5,528
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           1,019
        Class C                           1,066
        Class R                             191
        Class Y                             303
        Investor Class                    1,758
        Institutional Class               7,151


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 10.29
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $  9.83
        Class C                         $  9.83
        Class R                         $ 10.21
        Class Y                         $ 10.31
        Investor Class                  $ 10.32
        Institutional Class             $ 10.34